UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 22, 2009
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On April 22, 2009, FirstMerit Corporation (the “Company”) entered into a Repurchase Letter Agreement (the “Repurchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company repurchased all 125,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Preferred Shares”) for an aggregate purchase price of approximately $126,163,194, which includes all accrued and unpaid dividends. Previously, on January 9, 2009, the Company issued and sold the Preferred Shares, along with a warrant to purchase 952,260 shares of the Company’s common stock, to the Treasury for an aggregate purchase price of $125.0 million as part of the Treasury’s Troubled Assets Relief Program Capital Purchase Program, pursuant to a Purchase Letter Agreement (the “Purchase Agreement”).
     The repurchase of the Preferred Shares by the Company has the effect of terminating the Company’s continuing obligations under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, the Company had agreed to certain limitations and restrictions relative to its common stock for the period during which the Preferred Shares were outstanding (as set forth in more detail in the Company’s Current Report on Form 8-K filed with the Commission on January 9, 2009). However, as a result of the Company’s repurchase of the Preferred Shares, all such restrictions and limitations are terminated, along with the Purchase Agreement.
     Pursuant to the terms of the Repurchase Agreement, the Company has 15 days to deliver notice to the Treasury of its intent to repurchase the warrant, otherwise the Treasury will be permitted to liquidate the warrant. A copy of the Repurchase Agreement is attached as Exhibit 10.1 hereto and incorporated by reference into Items 1.01 and 1.02 of this Current Report on Form 8-K.
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
     The description under “ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT” is incorporated by reference into this Item 1.02.
ITEM 8.01 OTHER EVENTS.
     On April 22, 2009, the Company issued a press release announcing the repurchase transaction described above under “ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.” A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Repurchase Letter Agreement, dated April 22, 2009, between FirstMerit Corporation and the United States Department of the Treasury.

99.1	Press Release, dated April 22, 2009.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Terrence E. Bichsel
Terrence E. Bichsel
Executive Vice President and Chief Financial Officer

Date: April 23, 2009